Exhibit 99.1

Erickson Reports Second Quarter 2016 Financial Results

•	Second quarter Revenue of $50.8 million, down $16.2 million compared to second quarter 2015.

•	Second quarter adjusted EBITDA of $0.8 million, down $9.6 million compared to second quarter 2015.

•	Impairments related to goodwill and held for sale aircraft totaling $10.6 million.

August 15th, 2016 4:00 PM Eastern Time

PORTLAND, Ore.--(GLOBE NEWSWIRE)--Erickson Incorporated (NASDAQ: EAC) (“Erickson,” the “Company,” “we,” “us” and “our”), a leading global provider of aviation services, today announced second quarter 2016 financial results.

“Our second quarter results were unsatisfactory. We were unable to secure material business wins in a timely manner and we were unable to reduce our costs fast enough to align with the level of revenue generation. Our backlog and pipeline did not convert to revenue quickly enough, which resulted in heightened focus on managing cash and liquidity. In light of these circumstances, we are making further reductions in general and administrative and support costs, and deferring non-critical capital expenditures into future periods, which are aimed at improving our liquidity position. These measures will provide the time needed for our cost and revenue initiatives to mature. In addition, we are making good progress with our advisory firm to address our immediate liquidity needs, as well as options with respect to our longer term capital structure and strategic alternatives”, said Jeff Roberts, President and CEO.

Recent Highlights

•	On-demand fixed wing 5 year contract for $13.0 million with Special Operations Command Africa, transporting personnel and equipment in the North and Western regions of Africa.

•	Completed sale of two aircraft in the second quarter for a total of $0.7 million. Eleven aircraft remain in held for sale category as of the end of the second quarter.

•	Six-month extension worth $29.0 million of our current Fluor contract in the Global Defense and Security.

•	Two-year contract extension worth $24.0 million partnering with Kestrel Aviation in Australia for six S-64E aircranes providing helicopter firefighting services.

•
Five-year contract award worth an estimated $24.3 million to provide timber harvesting aerial services to Asiatic Heli-Logging SDN BHD and Hormat Jadi SDN BHD in Sabah, Malaysia, beginning September 2016.

Second Quarter Results
Erickson recorded net revenue of $50.8 million for the second quarter of 2016, compared to net revenue of $67.0 million for the second quarter of 2015. Second quarter 2016 loss from operations was $29.3 million, which included asset impairments of $6.1 million, a goodwill impairment of $4.5 million, and an acceleration of lease payments on idle leased aircraft for $7.8 million, compared with operating income of $0.2 million for the same period in 2015. These impairment charges were driven by triggering events that occurred during the quarter, including but not limited to lower than expected financial performance, and a major competitor that filed for Chapter 11 bankruptcy protection. Second quarter 2016 Adjusted EBITDA was $0.8 million compared to Adjusted EBITDA of $10.3 million for the same period in 2015.

Commercial Aviation Services revenues decreased $13.3 million, to $21.0 million in the second quarter of 2016 from $34.3 million in the second quarter of 2015, with decreases of $5.9 million due to the loss of the United States Forestry Service firefighting contract, $5.8 million related to the oil and gas industry, and $3.2 million as a result of construction projects in Asia for the second quarter of 2015 that did not occur in the second quarter of 2016. Partially offsetting these decreases was an increase in firefighting activity in Greece.

Global Defense and Security revenues decreased $7.0 million to $21.4 million for the second quarter of 2016 from $28.4 million in the second quarter of 2015, with $5.0 million related to the ending of U.S. Department of Defense contracts in Afghanistan and Hawaii and $2.0 million related to a reduction in scope of aerial services transporting passengers and cargo in Afghanistan.

Manufacturing and MRO revenues increased by $4.2 million to $8.5 million compared to $4.3 million for the second quarter of 2015. This increase was driven primarily by aircraft refurbishment activity for the U.S. government, additional Aircrane component overhaul activity, and increased fire tank manufacturing for external fixed-wing customers.

Closing Comments
Commenting on the Company’s results, Roberts added “We are disappointed with our performance in the first half of 2016. In spite of these challenges, I am pleased that our team maintains a strong safety record. This remains our highest priority. I am also pleased with the recent contract extensions and awards as they reinforce our value proposition, unique capabilities and customer satisfaction. We will continue our restructuring activities to address our operations in all areas driving efficiencies and effectiveness and ultimately delivering profitability. As a result, we expect the second half of 2016 to reflect an incremental improvement compared to the first half of 2016. We will continue to build on our strength in our Manufacturing and MRO segment, the momentum in Global Defense and Security, and select Commercial end markets.”

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and free cash flows. While non-GAAP financial measures are not superior to or a substitute for the comparable GAAP measures, Erickson believes certain non-GAAP information is useful to investors for historical comparison purposes and because it provides additional information on the performance of the Company’s business. Erickson management also uses these non-GAAP financial measures to assess the Company’s financial and operating performance and to compare that performance against results from prior periods and the performance of Erickson’s competitors. Erickson management also uses this information in its financial and operating decision-making.

Conference Call
Jeff Roberts, the Company’s President and Chief Executive Officer, and David Lancelot, the Company’s Chief Financial Officer, will host a conference call at 4:30 p.m. ET on Monday, August 15, 2016 to discuss the results, followed by a question and answer session for the investment community. To access the call, dial toll-free 1-888-427-9411 or 1-719-457-2645 (international).
To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter pass code 4056680. The replay will be available beginning at 7:30 p.m. ET on August 15, 2016 and will last through 11:59 p.m. ET on August 29, 2016.

About Erickson
Erickson is a leading global provider of aviation services specializing in government services, manufacturing and MRO, and commercial services such as firefighting, energy construction, timber harvesting, HVAC & specialty, and oil and gas. As of June 30, 2016, Erickson’s fleet consisted of 69 rotary-wing (light, medium, and heavy) and fixed-wing aircraft, including 20 heavy-lift S-64 Aircranes. Founded in 1971, Erickson is headquartered in Portland, Oregon, USA, and maintains operations in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit our Web site at http://www.ericksoninc.com

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this news release, including statements, expectations and assumptions about Company growth and prospects for its business units, are forward-looking statements that involve a number of risks and uncertainties. Although Erickson attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: reliance on economic conditions and trends in the aerial services and MRO sectors; success in sales growth; loss or non-renewal of large contracts; reductions or delays in customer orders; competition; reliance on a small number of large customers; the impact of government spending, including reduced Department of Defense spending in Afghanistan; our substantial indebtedness and working capital deficit; our failure to obtain any required financing on favorable terms;
compliance with debt obligations and covenants; risks associated with and dependence on collaborative relationships; weather and seasonal fluctuations that impact aerial services activities; our ability to keep pace with changes in technology; significant changes in demand for the fleet of aircraft we offer; hazards associated with our aerial operations, which may be uninsured; our safety record; risks associated with international operations, including doing business in developing countries and politically or economically volatile areas; the impact of product liability and product warranties; the impact of environmental and other regulations, including the FAA and similar international regulatory bodies; the ability to attract and retain qualified personnel; fluctuations in the price of fuel; the impact of changes in the value of foreign currencies; other risk factors set forth from time to time in the SEC filings for Erickson, copies of which are available free of charge upon request from the Erickson investor relations department. Erickson assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by law.

Source: Erickson Incorporated

ERICKSON INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,283	$2,129
Restricted cash	222	373
Accounts receivable, net	41,861	40,520
Prepaid expenses and other current assets	6,204	5,233
Total current assets	51,570	48,255
Aircraft, net	144,989	155,917
Aircraft parts, net	173,655	169,824
Aircraft held for sale	6,200	12,348
Property, plant and equipment, net	23,590	25,553
Other assets	9,291	10,261
Other intangible assets, net	14,714	15,787
Goodwill, net	159,770	163,708
Total assets	$583,779	$601,653
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,225	$13,660
Current portion of long-term debt	8,421	8,205
Accrued expenses and other current liabilities	22,360	17,828
Total current liabilities	59,006	39,693
Credit facility	119,523	96,165
Long-term debt, less current portion	361,357	364,782
Other liabilities	17,949	11,720
Total liabilities	557,835	512,360
Equity:
Erickson Incorporated:
Common stock; $0.0001 par value; 110,000,000 shares authorized; 13,895,421 issued and outstanding as of June 30, 2016 and December 31, 2015	1	1
Additional paid-in capital	181,396	181,259
Accumulated deficit	(149,883)	(84,901)
Accumulated other comprehensive loss, net of tax	(6,543)	(7,789)
Total Erickson Incorporated shareholders’ equity	24,971	88,570
Noncontrolling interests’ equity	973	723
Total equity	25,944	89,293
Total liabilities and equity	$583,779	$601,653

ERICKSON INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues, net:
Commercial Aviation Services	$20,991	$34,319	$40,937	$60,572
Global Defense and Security	21,371	28,391	40,440	61,266
Manufacturing and MRO	8,476	4,309	14,290	9,143
Total revenues	50,838	67,019	95,667	130,981
Cost of revenues:
Commercial Aviation Services	26,438	30,633	50,742	61,573
Global Defense and Security	20,620	26,274	40,648	54,787
Manufacturing and MRO	5,110	2,194	9,681	5,716
Total cost of revenues	52,168	59,101	101,071	122,076
Gross (loss) profit:
Commercial Aviation Services	(5,447)	3,686	(9,805)	(1,001)
Global Defense and Security	751	2,117	(208)	6,479
Manufacturing and MRO	3,366	2,115	4,609	3,427
Total gross (loss) profit	(1,330)	7,918	(5,404)	8,905
Operating expenses:
General and administrative	6,161	5,847	12,653	12,398
Research and development	699	583	1,330	1,461
Selling and marketing	2,646	1,330	4,528	3,085
Loss on idle aircraft	7,815	—	7,815	—
Impairment of goodwill	4,523	—	4,523	49,823
Impairment of other assets	6,127	—	6,127	7,143
Total operating expenses	27,971	7,760	36,976	73,910
Operating (loss) income	(29,301)	158	(42,380)	(65,005)
Interest expense, net	(9,475)	(9,375)	(18,722)	(18,587)
Other expense, net	(28)	(331)	(1,039)	(1,656)
Net loss before income tax (benefit) expense	(38,804)	(9,548)	(62,141)	(85,248)
Income tax (benefit) expense	(92)	691	2,578	74
Net loss	(38,712)	(10,239)	(64,719)	(85,322)
Less: Net (income) loss related to noncontrolling interests	(286)	118	(263)	231
Net loss attributable to Erickson Incorporated	$(38,998)	$(10,121)	$(64,982)	$(85,091)
Net loss per share attributable to Erickson Incorporated shareholders—basic and diluted	$(2.81)	$(0.73)	$(4.68)	$(6.15)
Weighted average shares outstanding—basic and diluted	13,895,421	13,831,127	13,895,421	13,827,493

ERICKSON INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(64,719)	$(85,322)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,088	18,716
Impairment of goodwill	4,523	49,823
Impairment of other assets	6,127	7,143
Deferred income taxes	1,797	(1,687)
Amortization of debt issuance costs	1,238	1,254
Amortization of debt discount	277	406
Stock-based compensation	137	97
Loss (gain) on sales of aircraft and other property and equipment	1,155	(271)
Changes in operating assets and liabilities:
Accounts receivable	(1,111)	(4,472)
Prepaid expenses and other current assets	(1,103)	210
Aircraft parts, net	(3,859)	731
Aircraft held for sale	(3,683)	—
Other assets	983	(1,615)
Accounts payable	14,661	25
Accrued expenses and other current liabilities	3,355	(266)
Other liabilities	1,825	138
Net cash used in operating activities	(19,309)	(15,090)
Cash flows from investing activities:
Purchases of aircraft and property, plant and equipment	(6,085)	(11,839)
Proceeds from sales of aircraft and other property and equipment	6,868	4,500
Restricted cash	155	124
Net cash provided by (used in) investing activities	938	(7,215)
Cash flows from financing activities:
Credit facility borrowings	79,891	97,553
Credit facility payments	(56,643)	(73,182)
Long-term debt payments, including capital lease payments	(4,337)	(3,340)
Other long-term payments	—	(84)
Debt issuance costs	(276)	(137)
Shares withheld for payment of taxes	—	(32)
Net cash provided by financing activities	18,635	20,778
Effect of foreign currency exchange rates on cash and cash equivalents	890	(1,804)
Net increase (decrease) in cash and cash equivalents	1,154	(3,331)
Cash and cash equivalents at beginning of period	2,129	5,097
Cash and cash equivalents at end of period	$3,283	$1,766

ERICKSON INCORPORATED AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)

The following tables reconcile the non-GAAP financial measures appearing in this press release to the most directly comparable GAAP measures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
EBITDA, Adjusted EBITDA and Adjusted EBITDAR Reconciliation:
Net loss attributable to Erickson Incorporated	$(38,998)	$(10,121)	$(64,982)	$(85,091)
Interest expense, net	9,475	9,375	18,722	18,587
Tax (benefit) expense	(92)	691	2,578	74
Depreciation and amortization	9,503	9,898	19,088	18,716
Amortization of debt issuance costs	586	630	1,238	1,254
EBITDA	(19,526)	10,473	(23,356)	(46,460)
Loss on idle aircraft	7,815	—	7,815	—
Impairment of goodwill	4,523	—	4,523	49,823
Impairment of other assets	6,127	—	6,127	7,143
One time write-offs	1,148	—	1,148	—
Restructuring costs	842	54	914	1,598
Unrealized foreign currency exchange (gain) loss, net	(104)	(57)	313	379
Insurance related to aircraft held for sale	118	—	233	—
Stock-based compensation	43	(48)	137	97
Interest expense related to tax contingencies	36	—	71	—
Acquisition and integration related expenses	3	—	58	—
Other	(238)	(76)	(251)	(70)
Adjusted EBITDA	787	10,346	(2,268)	12,510
Aircraft lease expenses	4,073	4,122	7,977	8,639
Adjusted EBITDAR	$4,860	$14,468	$5,709	$21,149

Free Cash Flow:
Net cash used in operating activities			$(19,309)	$(15,090)
Add: Purchases of aircraft and property, plant and equipment			(6,085)	(11,839)
Free cash flow			$(25,394)	$(26,929)